PRODUCT PROSPECTUS SUPPLEMENT	Product Prospectus Supplement No. EPN-1 to
(To Prospectus Dated April 2, 2010)	Registration Statement Nos. 333-162193 and 333-162193-01
Dated January 5, 2011
Rule 424(b)(5)
The Royal Bank of Scotland N.V.
RBS NotesSM
fully and unconditionally guaranteed by
RBS Holdings N.V.
___________________________

Enhanced Participation Notes™

•
Enhanced Participation Notes (which we refer to, together with the related guarantees, as the “securities”) are unsecured and unsubordinated obligations of The Royal Bank of Scotland N.V., and are fully and unconditionally guaranteed by RBS Holdings N.V.  The securities are not principal protected. We will not pay interest on the securities.  Any payment on the securities (including any payment at maturity) is subject to the ability of The Royal Bank of Scotland N.V., as issuer of the securities, and RBS Holdings N.V., as the guarantor of the issuer’s obligations under the securities, to pay their respective obligations as they become due.  You may lose some or all of your investment in the securities.

•
This product prospectus supplement (which we refer to as the “product supplement”) describes the general terms of the securities and the general manner in which they may be offered and sold. For each offering of the securities, we will provide you with a term sheet or pricing supplement (which we refer to as a “pricing supplement”) that will describe the specific terms of that offering. The pricing supplement will identify any additions or changes to the terms specified in this product supplement.  The pricing supplement will also identify the underlying equity index to which the securities are linked, which we refer to as the “Underlying Index.”

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At maturity, you will be entitled to receive a cash payment per security (the “Payment at Maturity”) based upon the magnitude of the increase or decrease in the level of the applicable Underlying Index from the Initial Value to the Final Value (each as defined below), calculated as described in this product supplement.  If the Final Value is greater than the Initial Value, the Payment at Maturity will be equal to the percentage increase in the level of the Underlying Index multiplied by a Participation Rate (as defined below).  Generally, if the Final Value is less than the Initial Value, you will be exposed to the full decrease in the level of the Underlying Index on a one-for-one basis.  The Payment at Maturity may be greater than or less than the Original Offering Price (as defined below).  If specified in the applicable pricing supplement, your securities may be “Capped Enhanced Participation Notes,” in which case your return on investment at maturity will not exceed a specified return over the Original Offering Price (the “Capped Return”) and the Payment at Maturity will not exceed a specified dollar amount (the “Maximum Payment per Security”).  The applicable pricing supplement may also specify that your securities are “bear securities,” which will have a Payment at Maturity that is greater than their Original Offering Price if the level of the Underlying Index decreases from the Initial Value to the Final Value.

•
The applicable pricing supplement may specify a level of the Underlying Index that is less than the Initial Value (or, in the case of bear securities, greater than the Initial Value), which we refer to as a “Buffer Value,” and the corresponding percentage decrease (or in the case of bear securities, increase) from the Initial Value, which we refer to as the “Buffer Amount.”  The applicable pricing supplement will specify whether the buffer is a “Fixed Buffer” or a “Contingent Buffer.”  If a Fixed Buffer applies to your securities, the Payment at Maturity will be less than the Original Offering Price if the Final Value is less than (or, in the case of bear securities, is greater than) the Buffer Value.  If a Contingent Buffer applies to your securities, your securities will be protected against a specified level of decrease (or, in the case of bear securities, increase) only if the Buffer Value is not reached during the term of your securities, determined as described in this product supplement.

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The applicable pricing supplement will specify the Participation Rate, Maximum Payment per Security and Capped Return, and/or Buffer Value and Buffer Amount and type of buffer, if applicable, for your securities.  We may determine the actual Participation Rate, Maximum Payment per Security and Capped Return and/or Buffer Value and Buffer Amount, if applicable, on the “pricing date” of the securities, which will be the date the securities are priced for initial sale to the public.

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Each security will have an initial public offering price as set forth in the applicable pricing supplement (the “Original Offering Price”). The securities will be issued in denominations of the Original Offering Price or in integral multiples thereof. The pricing supplement may also set forth a minimum number of securities that you must purchase.

•	Unless provided for in the applicable pricing supplement, the securities will not be listed on any securities exchange or quotation system.

The securities involve risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on S-15.  The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement or prospectus or any applicable pricing supplement are truthful or complete. Any representation to the contrary is a criminal offense.

RBS Securities Inc.

___________________

S-i

ABOUT THIS PRODUCT SUPPLEMENT

As used in this product supplement, “RBS NV,” “we,” “us,” “our” and the “Bank” refer to The Royal Bank of Scotland N.V., “RBS Holdings” refers to RBS Holdings N.V., “RBSSI” refers to RBS Securities Inc., and references to “dollars” and “$” are to United States dollars.

The securities are our unsecured and unsubordinated obligations issued as part of our RBS NotesSM program and guaranteed by RBS Holdings.  RBS NotesSM is a service mark of The Royal Bank of Scotland N.V.

This product supplement, together with the applicable pricing supplement, set forth certain terms of the securities and supplements the prospectus dated April 2, 2010 relating to our debt securities of which the securities are part.  This product supplement is a "prospectus supplement" referred to in the prospectus.  You may access the prospectus on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated April 2, 2010:

http://www.sec.gov/Archives/edgar/data/897878/000095010310000965/dp17102_424b2-base.htm

Our Central Index Key, or CIK, on the SEC website is 0000897878.

This product supplement, together with the applicable pricing supplement and the prospectus described above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in this product supplement, as the securities involve risks not associated with conventional debt securities.  You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

It is important for you to read and consider all information contained in the applicable pricing supplement, this product supplement and the accompanying prospectus in making your investment decision.  You should also read and consider the information contained in the documents identified in “Where You Can Find Additional Information” in the accompanying prospectus.

We have not authorized anyone to provide information other than contained in this product supplement, the applicable pricing supplement and the accompanying prospectus with respect to the securities.  We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.  This document may only be used where it is legal to sell these securities.  We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.

Any securities issued, sold or distributed pursuant to this product supplement may not be offered or sold (i) to any person/entity listed on sanctions lists of the European Union, United States or any other applicable local competent authority; (ii) within the territory of Cuba, Sudan, Iran and Myanmar; (iii) to residents in Cuba, Sudan, Iran or Myanmar; or (iv) to Cuban Nationals, wherever located.

The information set forth in this product supplement is directed to prospective purchasers who are United States residents.  We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the securities.  These persons should consult their own legal and financial advisors concerning these matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

RBS Holdings is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, RBS Holdings files reports and other information with the SEC.  You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  Copies of this material can also be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549 at prescribed rates.  Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.  The SEC also maintains an Internet website that contains reports and other information regarding RBS Holdings that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at www.sec.gov.  You can find information RBS Holdings has filed with the SEC by reference to file number 1-14624.

The SEC allows us to incorporate by reference much of the information RBS Holdings files with it, which means that we and RBS Holdings can disclose important information to you by referring you to those publicly available documents.  The information that we and RBS Holdings incorporate by reference in this product supplement is considered to be part of this product supplement.  Because we and RBS Holdings are incorporating by reference future filings with the SEC, this product supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this product supplement.  This means that you must look at all of the SEC filings that we and RBS Holdings incorporate by reference to determine if any of the statements in this product supplement or in any document previously incorporated by reference have been modified or superseded.  This product supplement incorporates by reference the documents listed below, all subsequent Annual Reports filed on Form 20-F and any future filings we or RBS Holdings make with the SEC (including any Form 6-Ks RBS Holdings subsequently files with the SEC and specifically incorporates by reference into the Registration Statement of which this product supplement is a part) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are identified in such filing as being specifically incorporated by reference into the Registration Statement of which this product supplement is a part until we and RBS Holdings complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

•	Annual Report on Form 20-F of RBS Holdings for the year ended December 31, 2009, filed on March 26, 2010; and

•	Reports on Form 6-K of RBS Holdings filed on April 1, 2010, May 14, 2010, June 11, 2010, August 31, 2010, September 30, 2010 (two reports) and December 6, 2010.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at:

The Royal Bank of Scotland N.V.
Investor Relations Department
Gustav Mahlerlaan 10
P.O. Box 283
1000 EA Amsterdam, The Netherlands
(31-20) 628-7835

SUMMARY

This product supplement relates only to the securities and does not relate to any underlying asset that comprises the Underlying Index described in any pricing supplement. This summary includes questions and answers that highlight selected information from the prospectus and this product supplement to help you understand the securities. You should read carefully the entire prospectus and product supplement, together with the applicable pricing supplement, to understand fully the terms of your securities, as well as the tax and other considerations important to you in making a decision about whether to invest in any of the securities. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the securities, to determine whether an investment in the securities is appropriate for you. If information in this product supplement is inconsistent with the prospectus, this product supplement will supersede the prospectus. However, if information in any pricing supplement is inconsistent with this product supplement, that pricing supplement will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus.

You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any of the securities.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement and in the prospectus, as well as the applicable pricing supplement. You should rely only on the information contained in those documents. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling agent is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this product supplement and prospectus, together with the pricing supplement, is accurate only as of the date on their respective front covers.

What are the securities?

The securities are senior unsecured obligations issued by us, The Royal Bank of Scotland N.V. (“RBS NV”), and are fully and unconditionally guaranteed by our parent company, RBS Holdings N.V. (“RBS Holdings”).  The securities will rank equally with all of our other unsecured senior indebtedness from time to time outstanding, and any payments due on the securities, including any repayment of principal, will be subject to our credit risk. Each series of the securities will mature on the date set forth in the applicable pricing supplement. We will not make any payments on the securities until maturity, and the securities are not redeemable at our option or repayable at the option of any holder prior to their maturity date.  The securities are not principal protected.  You may lose some or all of your investment in these securities.

The securities are designed for investors who are seeking exposure to a specific Underlying Index and who anticipate that the level of the Underlying Index will increase (or, in the case of bear securities, will decrease) over the term of the securities.

The applicable pricing supplement may provide that your securities are Capped Enhanced Participation Notes, in which case the Payment at Maturity will not exceed a specified dollar amount (the “Maximum Payment per Security”) and the return on your investment at maturity will not exceed a specified return over the Original Offering Price (the “Capped Return”).  Capped Enhanced Participation Notes are designed for investors who anticipate that the increase (or, in the case of bear securities, the decrease) in the level of the Underlying Index will be moderate and who are willing to accept a return that will not exceed the Capped Return.

The applicable pricing supplement may provide that your securities include a buffer, in which case the Payment at Maturity will be based on the Final Value relative to the Initial Value and the level of the buffer, which we refer to as the “Buffer Value,” and the corresponding percentage decrease (or in the case of bear securities, increase) from the Initial Value, which we refer to as the “Buffer Amount.”  The applicable pricing supplement will specify the Buffer Value and Buffer Amount and whether the buffer is a “Fixed Buffer” or a “Contingent Buffer.”

If a Fixed Buffer applies to your securities, the Payment at Maturity will be less than the Original Offering Price if the Final Value is less than (or, in the case of bear securities, greater than) the Buffer Value; in other words, the Payment at Maturity will be less than the Original Offering Price if the Final Value is less than (or in the case of bear securities, greater than) the Initial Value by a percentage greater than the Buffer Amount.

If a Contingent Buffer applies to your securities, your securities will be protected against a specified level of decrease (or, in the case of bear securities, increase) only if the closing level of the Underlying Index has not been equal to or less than (or, in the case of bear securities, equal to or greater than) the Buffer Value on any Monitoring Day(s) or during the Monitoring Period, as applicable, as described below; in other words, your securities will be protected against a specified level of decrease (or, in the case of bear securities, increase) only if the closing level of the Underlying Index has not decreased from (or, in the case of bear securities, increased from) the Initial Value by a percentage that is equal to or greater than the Buffer Amount on any Monitoring Day(s) or during the Monitoring Period, as applicable, as described below.  If the closing level of the Underlying Index is equal to or less than (or, in the case of bear securities, equal to or greater than) the Buffer Value, or in other words, the closing level of the Underlying Index has decreased from (or in the case of bear securities, increased from) the Initial Value by a percentage that is equal to or greater than the Buffer Amount on any applicable Monitoring Day(s) or during the Monitoring Period (which we refer to in this product supplement as a “Knock-Out Event”), your investment in the securities will no longer be protected by any buffer, and you will be exposed to the full downside movement (or, in the case of bear securities, upside movement) in the level of the Underlying Index to which your securities are linked.  Securities that include a buffer are designed to offer only a modest level of protection to the investor against movements in the Underlying Index.  You should not invest in the securities, whether or not they include a buffer, if you are unable or unwilling to bear the risk of loss of some or all of your investment.

Investors in the securities must be willing to forgo interest payments on their investment, such as fixed or floating interest rates paid on conventional non-callable debt securities, and bear the risk of loss of all or substantially all of their investment.  In addition, if a Maximum Payment per Security is applicable, investors will never receive a payment at maturity greater than the Maximum Payment per Security and the return on your investment at maturity will not exceed the Capped Return.

Any payment on the securities is subject to the creditworthiness (i.e., the ability to pay) of RBS NV, as the issuer of the securities, and RBS Holdings, as the guarantor of the issuer’s obligations under the securities.

Is it possible for you to lose some or all of your investment in the securities?

Yes.  You will be entitled to receive a Payment at Maturity that is less than the Original Offering Price of your securities if:

(a)	the Final Value is less than the Initial Value (or, in the case of bear securities, the Final Value is greater than the Initial Value);

(b)
in the case of securities with a Fixed Buffer, the Final Value is less than the Buffer Value (or, in the case of bear securities with a Fixed Buffer, the Final Value is greater than the Buffer Value); in other words, the Final Value is less than the Initial Value by a percentage greater than the Buffer Amount (or, in the case of bear securities with a Fixed Buffer, the Final Value is greater than the Initial Value by a percentage greater than the Buffer Amount); or

(c)
in the case of securities with a Contingent Buffer, the closing level of the Underlying Index is equal to or less than (or, in the case of bear securities, equal to or greater than) the Buffer Value or, in other words, the closing level of the Underlying Index has decreased from (or, in the case of bear securities, increased from) the Initial Value by a percentage that is equal to or greater than the Buffer Amount on any applicable Monitoring Day(s) or during the Monitoring Period (i.e., a Knock-Out Event has occurred), and the Final Value is less than the Initial Value (or, in the case of bear securities, the Final Value is greater than the Initial Value).

In any of the above circumstances, the Payment at Maturity that you will be entitled to receive will be less than the Original Offering Price, and you could lose some or all of your investment.  However, in no event will the Payment at Maturity be less than zero.

In the case of (a) and (c) above, the Payment at Maturity will reflect the Original Offering Price less the full extent of the percentage decrease (or, in the case of bear securities, the percentage increase) of the Underlying Index from the Initial Value to the Final Value.

In the case of (b), the Payment at Maturity will be equal to the Original Offering Price less the percentage decrease (or, in the case of bear securities, the percentage increase) of the Underlying Index from the Initial Value to the Final Value that is in excess of the Buffer Amount.

You should carefully review the applicable pricing supplement to determine the extent to which your principal is at risk. Further, if you sell your securities prior to maturity, you may find that the value per security is less than the Original Offering Price.

What is the Underlying Index?

The Underlying Index may consist of any of the following:

•	U.S. broad-based equity indices;

•	U.S. sector or style-based equity indices; or

•	non-U.S. or global equity indices.

The applicable pricing supplement will set forth information as to the specific Underlying Index, including information as to the historical values of the Underlying Index. However, historical values of the Underlying Index are not indicative of the future performance of the Underlying Index or the performance of your securities.

How is the Payment at Maturity calculated?

At maturity, subject to our credit risk as issuer of the securities, and the credit risk of RBS Holdings, as the guarantor of our obligations under the securities, and unless the applicable pricing supplement provides otherwise, you will be entitled to receive a Payment at Maturity per security that you hold, denominated in U.S. dollars.

Unless the applicable pricing supplement provides otherwise, the Payment at Maturity that you will be entitled to receive will be calculated as described below.

In the case of securities other than bear securities, the Payment at Maturity will be calculated as follows:

•	If the Final Value is greater than the Initial Value, then the Payment at Maturity will equal:

Original Offering Price + (Original Offering Price x Participation Rate x Reference Return)

“Reference Return” measures the increase or decrease in the level of the Underlying Index from the Initial Value to the Final Value and, for securities other than bear securities, the Reference Return (expressed as a percentage) will be equal to:

Final Value – Initial Value
Initial Value

If provided for in the applicable pricing supplement, your securities may be Capped Enhanced Participation Notes™, in which case the Payment at Maturity will not exceed the Maximum Payment per Security, the return on your investment at maturity will not exceed the Capped Return, and the Maximum Payment per Security and Capped Return will be as specified in the pricing supplement.  The Payment at Maturity for Capped Enhanced Participation Notes will equal the lesser of:

(a)	Original Offering Price + (Original Offering Price x Participation Rate x Reference Return); and

(b)	Original Offering Price + (Original Offering Price x Capped Return)

•	If the Final Value is equal to the Initial Value, then the Payment at Maturity will equal the Original Offering Price.

•	If no buffer applies to your securities, and the Final Value is less than the Initial Value, then the Payment at Maturity will equal:

Original Offering Price + (Original Offering Price x Reference Return)

•
If a Fixed Buffer applies to your securities, and the Final Value is less than the Initial Value but is equal to or greater than the Buffer Value (that is, the Underlying Index has decreased from the Initial Value to the Final Value by a percentage that is equal to or less than the Buffer Amount), then the Payment at Maturity will equal the Original Offering Price.  If a Fixed Buffer applies to your securities, and the Final Value is less than the Buffer Value (that is, the Underlying Index has decreased from the Initial Value to the Final Value by more than the Buffer Amount), then the Payment at Maturity will equal:

Original Offering Price + [Original Offering Price x (Reference Return + Buffer Amount)]

For securities with a Fixed Buffer, other than bear securities, the “Buffer Amount” represents the percentage decrease from the Initial Value to the Buffer Value.

•
If a Contingent Buffer applies to your securities and a Knock-Out Event has not occurred, and the Final Value is less than the Initial Value, then the Payment at Maturity will equal the Original Offering Price.  If a Contingent Buffer applies to your securities and a Knock-Out Event has occurred, and the Final Value is less than the Initial Value, then the Payment at Maturity will equal:

Original Offering Price + (Original Offering Price x Reference Return)

A “Knock-Out Event” occurs if the closing level of the Underlying Index is equal to or less than the Buffer Value (in other words, the closing level of the Underlying Index has decreased from the Initial Value by a percentage that is equal to or greater than the Buffer Amount) on any applicable Monitoring Day(s) or during the Monitoring Period.

In the case of bear securities, the Payment at Maturity will be calculated as follows:

•	If the Final Value is less than the Initial Value, then the Payment at Maturity will equal:

Original Offering Price + (Original Offering Price x Participation Rate x Reference Return)

“Reference Return” measures the increase or decrease in the level of the Underlying Index from the Initial Value to the Final Value and, for bear securities, the Reference Return (expressed as a percentage) will be equal to:

Initial Value – Final Value
Initial Value

If provided for in the applicable pricing supplement, your bear securities may be Capped Enhanced Participation Notes™, in which case the Payment at Maturity will not exceed the Maximum Payment per Security, the return on your investment at maturity will not exceed the Capped Return, and the Maximum Payment per Security and Capped Return will be as specified in the pricing supplement.  The Payment at Maturity for Capped Enhanced Participation Notes will equal the lesser of:

(a)	Original Offering Price + (Original Offering Price x Participation Rate x Reference Return); and

(b)	Original Offering Price + (Original Offering Price x Capped Return)

•	If the Final Value is equal to the Initial Value, then the Payment at Maturity will equal the Original Offering Price.

•	If no buffer applies to your securities, and the Final Value is greater than the Initial Value, then the Payment at Maturity will equal:

Original Offering Price + (Original Offering Price x Reference Return)

•
If a Fixed Buffer applies to your securities, and the Final Value is greater than the Initial Value but is equal to or less than the Buffer Value (that is, the Underlying Index has increased from the Initial Value to the Final Value by a percentage that is equal to or less than the Buffer Amount), then the Payment at Maturity will equal the Original Offering Price.  If a Fixed Buffer applies to your securities, and the Final Value is greater than the Buffer Value (that is, the Underlying Index has increased from the Initial Value to the Final Value by more than the Buffer Amount), then the Payment at Maturity will equal:

Original Offering Price + [Original Offering Price x (Reference Return + Buffer Amount)]

For bear securities with a Fixed Buffer, the “Buffer Amount” represents the percentage increase from the Initial Value to the Buffer Value.

•
If a Contingent Buffer applies to your securities and a Knock-Out Event has not occurred, and the Final Value is greater than the Initial Value, then the Payment at Maturity will equal the Original Offering Price.  If a Contingent Buffer applies to your securities and a Knock-Out Event has occurred, and the Final Value is greater than the Initial Value, then the Payment at Maturity will equal:

Original Offering Price + (Original Offering Price x Reference Return)

A “Knock-Out Event,” with respect to bear securities, occurs if the closing level of the Underlying Index is equal to or greater than the Buffer Value (in other words, the closing level of the Underlying Index has increased from the Initial Value by a percentage that is equal to or greater than the Buffer Amount) on any applicable Monitoring Day(s) or during the Monitoring Period.

How will the Initial Value and the Final Value be determined?

Unless otherwise specified in the applicable pricing supplement, the “Initial Value” will equal the closing level of the Underlying Index on the pricing date, as determined by the calculation agent.

Unless otherwise specified in the applicable pricing supplement, the “Final Value” will equal the closing level of the Underlying Index on the valuation date (as defined below).

A “valuation date” means the single Underlying Index Business Day (as defined below) on which the Final Value will be calculated, as specified in the applicable pricing supplement; provided that, if a Market Disruption Event has occurred or is continuing on such Underlying Index Business Day, or if the scheduled valuation date is determined by the calculation agent not to be an Underlying Index Business Day by reason of an extraordinary event, occurrence, declaration or otherwise, the valuation date for such Underlying Index shall be the immediately succeeding Underlying Index Business Day where no Market Disruption Event has occurred or is continuing; provided further that the valuation date shall not be postponed more than five (5) business days beyond the original valuation date, as further described under “Description of the Securities—The Initial Value and the Final Value” and “Description of the Securities—Market Disruption Events.”

The “maturity date” will be as specified in the applicable pricing supplement.  If the scheduled maturity date (as specified in the applicable pricing supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date.  If, due to a Market Disruption Event or otherwise, as described above, the valuation date is postponed so that it falls less than three (3) business days prior to the scheduled maturity date, the maturity date will be the third business day following that valuation date, as postponed, unless otherwise specified in the applicable pricing supplement. See “Description of the Securities—Market Disruption Events.”

Unless otherwise specified in the applicable pricing supplement, a “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Unless otherwise specified in the applicable pricing supplement, an “Underlying Index Business Day” means a day on which (1) the New York Stock Exchange (the “NYSE”) and The NASDAQ Stock Market, or their successors, are open for trading and (2) the Underlying Index or any successor thereto is calculated and published.

What is the Participation Rate?

The “Participation Rate” represents the extent to which the upside performance of the securities is affected by the increase (or, in the case of bear securities, decrease) in the level of the Underlying Index.  The Participation Rate may be equal to or greater than 100%, and will be set forth in the applicable pricing supplement.  If the applicable pricing supplement specifies that the Participation Rate is 100%, your investment in the securities will expose you to any increase (or, in the case of bear securities, decrease) in the level of the Underlying Index on a one-to-one basis.

How will the Fixed Buffer and Contingent Buffer be determined?

If your securities provide for a buffer (which may be a Fixed Buffer or a Contingent Buffer), (i) the Buffer Value will be a specified level of the Underlying Index that is less than (or, in the case of bear securities, greater than) the Initial Value of the Underlying Index, and (ii) the Buffer Amount will be a specified percentage decrease (or, in the case of bear securities, percentage increase) from the Initial Value of the Underlying Index, and in each case, as set forth in the applicable pricing supplement.  The Buffer Amount represents the percentage increase or decrease from the Initial Value to the Buffer Value.  The Buffer Amount and Buffer Value will be set forth in the applicable pricing supplement, and the actual Buffer Value will be determined on the pricing date upon determination of the Initial Value.

How does the Fixed Buffer work?

If a Fixed Buffer applies to your securities, your investment will be protected against a modest decrease (or, in the case of bear securities, increase) in the level of the Underlying Index up to the specified Buffer Amount.  A Fixed Buffer will not protect you from all movements in the Underlying Index.  In particular, if the Final Value is less than (or, in the case of bear securities, greater than) the Buffer Value (in other words, the Final Value is less than (or, in the case of bear securities, greater than) the Initial Value by a percentage greater than the Buffer Amount), you will lose some or a significant portion of your investment.

How does the Contingent Buffer work?

If a Contingent Buffer applies to your securities, your securities will be protected against a decrease (or, in the case of bear securities, increase) in the level of the Underlying Index only if the closing level of the Underlying Index has not been equal to or less than (or, in the case of bear securities, equal to or greater than) the Buffer Value on any applicable Monitoring Day(s) or during the Monitoring Period, as applicable.  In other words, a Contingent Buffer offers a protection against a decrease (or, in the case of bear securities, an increase) in the level of the Underlying Index only if the magnitude of such decrease (or, in the case of bear securities, the magnitude of such increase) is less than the specified Buffer Amount on any applicable Monitoring Day(s) or during the Monitoring Period, as applicable.  If the closing level of the Underlying Index is equal to or less than (or, in the case of bear securities, equal to or greater than) the Buffer Value during any applicable Monitoring Day(s) or during the Monitoring Period (that is, the closing level of the Underlying Index has decreased from (or, in the case of bear securities, increased from) the Initial Value by a percentage that is equal to or greater than the Buffer Amount), which would result in the occurrence of a Knock-Out Event, your investment in the securities will no longer be protected by any buffer, and you will be exposed to the full downside movement (or, in the case of bear securities, upside movement) in the level of the Underlying Index similar to securities for which no buffer applies.

The applicable “Monitoring Day” (or “Monitoring Days”) or the duration of the “Monitoring Period” will be as specified in the applicable pricing supplement.  For example, the applicable pricing supplement may specify that the Monitoring Period consists of each Underlying Index Business Day from the pricing date to and including the valuation date.  The applicable pricing supplement may also specify that the Monitoring Day shall be the valuation date.  Alternatively, the applicable pricing supplement may specify that the

Monitoring Days consist of the last calendar day of each month, commencing and ending on specified dates, or may specify weekly or monthly specified day(s) during a week or month.

Unless otherwise specified in the applicable pricing supplement, the calculation agent will determine whether a Knock-Out Event has occurred.  Unless otherwise provided in the applicable pricing supplement, if any day within a Monitoring Period is not an Underlying Index Business Day, or if a Market Disruption Event occurs or is continuing on an Underlying Index Business Day within a Monitoring Period, that day shall be ignored for purposes of determining whether a Knock-Out Event shall have occurred.  Unless otherwise provided in the applicable pricing supplement, if any specified Monitoring Day is not an Underlying Index Business Day, or if a Market Disruption Event occurs or is continuing on that Monitoring Day, the impacted Monitoring Day will be postponed to the immediately succeeding Underlying Index Business Day on which no Market Disruption Event has occurred or is continuing, as further described under “Description of the Securities—Fixed Buffer and Contingent Buffer” and “Description of the Securities—Market Disruption Events.”

Securities that include a buffer are designed to offer only a modest protection to the investor against movements in the Underlying Index.  You should not invest in the securities, whether or not they include a buffer, if you are unable or unwilling to bear the risk of loss of some or all of your investment.

Is the return on the securities limited in any way?

If your securities are Capped Enhanced Participation Notes, the applicable pricing supplement will specify a Maximum Payment per Security and/or Capped Return. The Payment at Maturity will not exceed the Maximum Payment per Security regardless of the performance of the Underlying Index and the return on your investment at maturity will not exceed the Capped Return.

For example, if your Capped Enhanced Participation Notes specifies a Participation Rate of 200%, and a Maximum Payment per Security of $1,300 based on an Original Offering Price per security of $1,000 (representing a Capped Return of 30%), you will not receive the benefit of two times the upside (or, in the case of bear securities, downside) potential of the Underlying Index beyond the first 15% increase in the level of the Underlying Index.

Each pricing supplement will set forth examples of hypothetical Final Values, and the impact of the buffer (if applicable), the Maximum Payment per Security and/or the Capped Return and Participation Rate.

Who will determine the Initial Value, the Final Value and the Payment at Maturity?

Our affiliate, RBS Securities Inc., which we refer to as “RBSSI,” or one of our other affiliates will act as calculation agent for the securities, unless otherwise specified in the applicable pricing supplement.  As calculation agent, RBSSI will determine the Initial Value, the Final Value, and the closing level of the Index on all applicable Monitoring Day(s) or during the Monitoring Period, as applicable, and the Payment at Maturity.  The calculation agent may be required, due to events beyond our control, to adjust any of these calculations, which we describe in “Description of the Securities—Discontinuation or Modification of the Underlying Index.”

Can the maturity date be postponed?

Yes.  If the scheduled maturity date is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date.  If, due to a Market Disruption Event or otherwise, as described above, the valuation date is postponed so that it falls less than three (3) business days prior to the scheduled maturity date, the maturity date will be the third business day following that valuation date, as postponed.  See the sections entitled “Description of the Securities—The Initial Value and the Final Value” and “Description of the Securities—Market Disruption Events.”

Will you have an ownership interest in the securities that comprise the Underlying Index?

No. An investment in the securities does not entitle you to any ownership interest, including any voting rights in, dividends paid, or other distributions on, the securities of any of the companies included the Underlying Index.

What is the minimum required purchase?

Unless otherwise specified in the applicable pricing supplement, you can purchase securities in denominations equal to the Original Offering Price or in integral multiples thereof.

How are the securities being offered?

We have registered the securities with the Securities and Exchange Commission, which we refer to as the “SEC,” in the United States. However, we will not register the securities for public distribution in any jurisdiction other than the United States. The selling agents may solicit offers to purchase the securities from non-U.S. investors in reliance on available private placement exemptions.

Is there a secondary market for the securities?

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange. Accordingly, there may be little or no secondary market for the securities and, as such, information regarding independent market pricing for the securities may be extremely limited or non-existent.  You should be willing to hold your securities until the maturity date.

Although it is not required to do so, we have been informed by our affiliate that when this offering is complete, it intends to make purchases and sales of the securities from time to time in off-exchange transactions.  If our affiliate does make such a market in the securities, it may stop doing so at any time.

In connection with any secondary market activity in the securities, our affiliate may post indicative prices for the securities on a designated website or via Bloomberg. However, our affiliate is not required to post such indicative prices and may stop doing so at any time.  Investors are advised that any prices shown on any website or Bloomberg page are indicative prices only and, as such, there can be no assurance that any trade could be executed at such prices.  Investors should contact their brokerage firm for further information.

In addition, the Original Offering Price of the securities includes the selling agents’ commissions paid with respect to the securities and certain costs associated with hedging our obligations under the securities.  The cost of hedging includes the profit component that our affiliate has charged in consideration for assuming the risks inherent in managing the hedging of the transactions.  The fact that the Original Offering Price of the securities includes these commissions and hedging costs is expected to affect adversely the secondary market prices of the securities. See “Risk Factors—The value of your securities on the pricing date is less than the Original Offering Price due to the inclusion in the Original Offering Price of selling commissions and certain costs associated with hedging our obligations under the securities; these commissions and costs are also expected to adversely affect secondary market prices” and “Use of Proceeds; Hedging.”

If you were to sell your securities in the secondary market, if any, the price that you receive for them may be less than the Original Offering Price, and may be less than what you paid for them.

Who might consider investing in the securities?

The securities are not suitable for all investors.  You may consider an investment in the securities if:

•	you anticipate that the level of the Underlying Index will increase (or, in the case of bear securities, will decrease) moderately from the Initial Value to the Final Value;

•
you accept that your investment may result in a loss, which could be significant, if the Final Value of the Underlying Index is less than (or, in the case of bear securities, greater than) the Initial Value;

•
you accept that if your securities are Capped Enhanced Participation Notes, the return on the securities will not exceed the Capped Return and that the Payment at Maturity will not exceed the Maximum Payment per Security;

•	you do not seek a current income stream from your investment;

•	you are willing to forgo interest payments on the securities such as fixed or floating rate interest paid on traditional interest bearing debt securities;

•
you seek exposure to the fluctuations in the level of the particular Underlying Index specified in the applicable pricing supplement with no expectation of dividends or other benefits of owning the securities comprising the Underlying Index;

•
you are willing to accept that a trading market is not expected to develop for the securities and you understand that secondary market prices for the securities, if any, will be affected by various factors, including our actual and perceived creditworthiness;

•	you are able to and willing to hold the securities until maturity; and

•
you are willing to make an investment, the payments on which depend on the creditworthiness of RBS NV, as the issuer of the securities, and RBS Holdings, as the guarantor of the issuer’s obligations under the securities.

You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the securities.

What are some of the risks in owning the securities?

Investing in the securities involves a number of risks.  We have described the most significant risks relating to the securities under the heading “Risk Factors” in this product supplement which you should read before making an investment in the securities.

Some selected risk considerations include:

•
Credit Risk.  Because you are purchasing a security issued by us, you are assuming our credit risk.  In addition, because the securities are fully and unconditionally guaranteed by RBS Holdings, you are also assuming the credit risk of RBS Holdings in the event that we fail to make any payment required by the terms of the securities.

•
Market Risk.  The return on your securities will depend on the performance of the Underlying Index to which your securities are linked, which, in turn, will depend on may factors beyond our control.  These factors include general market conditions, which will be influenced by political, economic, financial, and other factors that impact the capital markets generally, the volatility of the Underlying Index, changes in interest rates in general, and the time remaining to maturity of the securities.  There is no guarantee of any return on your investment, and you may lose some or all of your investment.

•	Principal Risk. The securities are not principal protected, which means there is no guaranteed return of principal.

•	No Interest Payments. You will not receive any periodic interest payments on the securities.

•
Liquidity Risk.  Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange.  Accordingly, there may be little or no secondary market for the securities and, as such, information regarding independent market pricing for the securities may be extremely limited or non-existent. If you sell your securities in the secondary market, if any, prior to maturity, you will receive the market price of the securities, which may be less than the Original Offering Price or the price that you paid for them.

Does ERISA impose any limitations on purchases of the securities?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the “Code,” including individual retirement accounts, individual retirement annuities, or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of the securities unless that plan or entity has determined that its purchase, holding, or disposition of the securities will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing the securities with “plan assets” will be deemed to represent that (i) such purchase will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code and (ii) the purchaser or purchaser’s fiduciary has made and shall make all investment decisions for the purchaser and the purchaser has not and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser to the purchaser with respect to its purchase of the securities.

What are the tax consequences of an investment in the securities?

You should review carefully the section in this product supplement entitled “U.S. Federal Income Tax Consequences.”

For a discussion of Dutch tax considerations relating to the securities, you should review the section in this product supplement entitled “Taxation in the Netherlands.”

We do not provide any advice on tax matters. Prospective investors should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

What is RBSSI’s relationship with RBS NV and RBS Holdings?

RBS Securities Inc., which we refer to as RBSSI, is an affiliate of RBS NV and RBS Holdings.  RBSSI will act as calculation agent for the securities, and is acting as agent for this offering. RBSSI will conduct this offering in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate. See “Risk Factors—There may be potential conflicts of interest between security holders and the calculation agent or other of our affiliates.” and “Plan of Distribution (Conflicts of Interest)” in this product supplement.

What if I have more questions?

You should read “Description of the Securities” in this product supplement for a detailed description of the general terms of the securities.  The applicable pricing supplement will describe the terms that apply specifically to the securities.  The securities are unsecured and unsubordinated obligations of RBS NV issued as part of our RBS NotesSM program and are fully and unconditionally guaranteed by RBS Holdings.  The securities offered by RBS NV will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations. The guarantees of RBS Holdings will constitute RBS Holdings’ unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBS Holdings’ other current and future unsecured and unsubordinated obligations.  You can find a general description of the basic features of the securities in the section of the accompanying prospectus called “Description of Debt Securities.”

RISK FACTORS

An investment in the securities entails significant risks.  You should carefully consider the risks of an investment in the securities, including those discussed below, and whether the securities are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the securities.

Risks Related to the Securities Generally

The securities are not conventional debt securities—they do not pay interest and there is no guaranteed return of principal; you may lose some or all of your investment in the securities.

The terms of the securities differ from those of conventional debt securities in that (i) we will not pay you interest on the securities and (ii) you could lose some or all of your initial investment.

Except in the case of securities with a buffer, you will lose some or all of your initial investment if the Final Value is less than (or, in the case of bear securities, is greater than) the Initial Value.  For securities with a Fixed Buffer, you will lose some or all of your initial investment if the Final Value is less than (or, in the case of bear securities, is greater than) the Buffer Value or if the Final Value is less than (or, in the case of bear securities, is greater than) the Initial Value by a percentage greater than the Buffer Amount.  For securities with a Contingent Buffer, you will lose some or all of your initial investment if the Final Value is less than (or, in the case of bear securities, is greater than) the Initial Value and if a Knock-Out Event has occurred.  Under these circumstances, your investment will be fully exposed to any decrease (or for bearish securities, increase) in level of the Underlying Index.

Because the securities are not principal protected, the amount of cash paid to you at maturity in the circumstances described above will be less than the Original Offering Price of your securities and you assume the risk that you could lose some or all of your initial investment.

Furthermore, even if the Payment at Maturity is positive, the return you receive on the securities may be less than the return you would have received had you invested your entire principal amount in a conventional debt security with the same maturity issued by us or a comparable issuer or an instrument which tracks the performance of the Underlying Index.  Because the payment due at maturity may be less than the amount originally invested in the securities, the return on the securities (the effective yield to maturity) may be negative.  Even if it is positive, the return payable on the securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The credit risk of The Royal Bank of Scotland N.V. and RBS Holdings N.V., and their credit ratings and credit spreads may adversely affect the value of the securities.

You are dependent on The Royal Bank of Scotland N.V.’s ability to pay all amounts due on the securities, and therefore you are subject to the credit risk of The Royal Bank of Scotland N.V. and to changes in the market’s view of The Royal Bank of Scotland N.V.’s creditworthiness.  In addition, because the securities are unconditionally guaranteed by The Royal Bank of Scotland N.V.’s parent company, RBS Holdings N.V., you are also dependent on the credit risk of RBS Holdings N.V. in the event that The Royal Bank of Scotland N.V. fails to make any payment or delivery required by the terms of the securities.  Any actual or anticipated decline in The Royal Bank of Scotland N.V. or RBS Holdings N.V.’s credit ratings or increase in their credit spreads charged by the market for taking credit risk is likely to adversely affect the value of the securities.

Our credit ratings are an assessment, by each rating agency, of our ability to pay our obligations, including those under the securities.  Credit ratings are subject to revision, suspension or withdrawal at any time by the assigning rating organization in their sole discretion.  However, because the return on the securities is dependent upon factors in addition to our ability to pay our obligations under the securities, an improvement in our credit ratings will not necessarily increase the value of the securities and will not reduce market risk and other investment risks related to the securities.  Credit ratings (i) do not reflect market risk, which is the risk that the level of the Underlying Index may rise or fall resulting in a loss of some or all of your principal, (ii) do not address the price, if any, at which the securities may be resold prior to maturity (which may be substantially less than the Original Offering Price of the securities), and (iii) are not recommendations to buy, sell or hold the securities.  See “Risk Factors—The value of the securities will be influenced by many unpredictable factors, and may be less than the Original Offering Price.”

The return on your initial investment is limited to the Capped Return and your Payment at Maturity is limited to the Maximum Payment per Security.

If your securities are Capped Enhanced Participation Notes, your return over the Original Offering Price will never exceed the Capped Return regardless of the performance of the Underlying Index.  In other words, your opportunity to participate in possible increases (or, in the case of bear securities, decreases) in the level of the Underlying Index through an investment in the securities will be limited by the Capped Return specified in the applicable pricing supplement. If a Capped Return is specified in the applicable pricing supplement, regardless of how much the value of the Underlying Index may increase above (or in the case of bear securities, decrease below) the Initial Value, your return will never exceed the return represented by the Capped Return, and your Payment at Maturity will never exceed the Maximum Payment per Security.

The Payment at Maturity will depend on the Final Value, which is determined only on a valuation date shortly before the maturity date.

The calculation agent will determine the Payment at Maturity you are entitled to receive on the securities by only comparing the Final Value to the Initial Value (or to the Buffer Value and Buffer Amount, if applicable).  The Final Value will be determined on a valuation date shortly before the maturity date of the securities.  As a result the Payment at Maturity you are entitled to receive, if any, at maturity will depend on the Final Value on one day, the valuation date, regardless of whether the level of the Underlying Index at the maturity date or at other times during the term of the securities, including dates near the valuation date, was higher than (or, in the case of bear securities, less than) the Final Value.

As a result, you may receive less than the Original Offering Price of your securities, even if the level of the Underlying Index has increased (or, in the case of bear securities, decreased) at certain times during the term of your securities before decreasing (or, in the case of bear securities, increasing) to a level that is below (or, in the case of bear securities, above) the Initial Value (or the Buffer Value, if applicable) on the valuation date.  This difference could be particularly large if there is a significant increase (or, in the case of bear securities, decrease) in the level of the Underlying Index after the valuation date, if there is a significant decrease (or, in the case of bear securities, increase) in the level of the Underlying Index around the time of the valuation date, or if there is significant volatility in the level of the Underlying Index during the term of the securities (especially on dates near the valuation date).  For example, if the level of the Underlying Index increases (or, in the case of bearish securities, decreases) or remains relatively constant during the initial term of the securities and then decreases below (or in the case of bearish securities, increases above) the Initial Value or Buffer Value, as applicable, the Final Value may be significantly less than if it were calculated on an earlier date.  Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested directly in the securities comprising the Underlying Index.

If a Contingent Buffer applies to your securities, the protection against movements in the Underlying Index provided by the Contingent Buffer may terminate during the term of the securities, in which case you will be fully exposed to any decrease (or, in the case of bear securities, increase) in the level of the Underlying Index.

If a Contingent Buffer applies to your securities, and the closing level of the Underlying Index has been equal to or less than (or, in the case of bear securities, equal to or greater than) the Buffer Value on any applicable Monitoring Day(s) or during the Monitoring Period, your investment in the securities will no longer be protected by any buffer, and you will be exposed to the full downside movement (or, in the case of bear securities, upside movement) in the level of the Underlying Index similar to securities for which no buffer applies.  Under these circumstances, and if the Final Value is less than (or, in the case of bear securities, greater than) the Initial Value, you will lose 1% of the amount of your investment for every 1% decrease (or, in the case of bear securities, increase) in the level of the Underlying Index from the Initial Value to the Final Value.  You will be subject to this potential loss of your investment even if the Underlying Index subsequently increases (or for bear securities, decreases) such that the Final Value is equal to or greater than (or for bear securities, less than) the Buffer Value.

The securities may not be a suitable investment for you.

The securities may not be a suitable investment for you if you are not willing to be exposed to fluctuations in the level of the Underlying Index; you seek full principal protection or preservation of capital invested; you believe the level of the Underlying Index will decrease (or in the case of bear securities, increase) from the Initial Value or that the level of the Underlying Index will not increase sufficiently over the term of the securities to provide you with your desired return; you seek a return on your investment that will not be capped at the Capped Return and a Payment at Maturity that will not be limited by the Maximum Payment per Security; you seek interest payments or other current income on your investment; you want to receive dividends or other distributions paid on the securities included in the Underlying Index; you seek assurances that there will be a liquid market if and when you want to sell the securities prior to maturity; or you are unwilling or are unable to assume the credit risk associated with RBS NV, as the issuer, and RBS Holdings, as the guarantor of the issuer’s obligations under the securities.

Although we are a bank, the securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency.

The securities are our obligations but are not bank deposits.  In the event of our insolvency the securities will rank equally with our other unsecured, unsubordinated obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund or any other governmental agency.

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange and there may be little or no secondary market for the securities.

You should be willing to hold your securities until the maturity date. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange; accordingly, there may be little or no secondary market for the securities and, as such, information regarding independent market pricing for the securities may be very limited or non-existent. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Our affiliate has informed us that, upon completion of the offering, it intends to purchase and sell the securities from time to time in off-exchange transactions, but it is not required to do so.  If our affiliate does make such a market in the securities, it may stop doing so at any time. In addition, the total principal amount of the securities being offered by the applicable pricing supplement may not be purchased by investors in the offering because one or more of our affiliates may agree to purchase a part of the unsold portion of the securities offered, which may constitute up to 15% of the total aggregate principal amount of the securities issued.  Such affiliate or affiliates initially intend to hold the securities for investment purposes, which may affect the supply of securities available for secondary trading and therefore affect adversely the price of the securities in any secondary trading.  If a substantial portion of any securities held by our affiliates were to be offered for sale following this offering, the market price of such securities could fall, especially if secondary trading in such securities is limited or illiquid.

The value of the securities will be influenced by many unpredictable factors, and may be less than the Original Offering Price.

The value of the securities may move up and down between the date you purchase them and the valuation date when the calculation agent determines the Payment at Maturity you are entitled to receive on the maturity date.  As such, even if you were able to sell your securities before their maturity, numerous factors, many of which are beyond our control, will influence the level of the Underlying Index, the value of the securities and the price at which you may be able to sell them, including the following:

•	the level of the Underlying Index, which can fluctuate significantly;

•	the volatility (frequency and magnitude of changes) in the level of the Underlying Index;

•
the dividend rate on securities that comprise the Underlying Index; while dividend payments, if any, on the securities that comprise the Underlying Index are not paid to you, such payments may have an influence on the market price of such securities, and therefore on the level of the Underlying Index and your securities;

•	prevailing interest and yield rates in the market;

•
geopolitical conditions and economic, financial, political, regulatory, geographical, agricultural, or judicial events that affect the securities comprising the Underlying Index, or the markets generally;

•
if the securities are linked in whole or in part to an Underlying Index that includes securities that are traded in non-U.S. dollars, changes in, and the volatility of, the exchange rate between the U.S. dollar and the relevant non-U.S. currency or currencies in which these securities are traded;

•	for securities with a Contingent Buffer, whether a Knock-Out Event has occurred;

•	the supply and demand for the securities in the secondary market, if any;

•	the time remaining to the maturity of the securities; and

•	the actual or perceived creditworthiness of RBS NV, as the issuer of the securities, and RBS Holdings, as the guarantor of RBS NV’s obligations under the securities.

These factors interrelate in complex ways, and the effect of one factor on the value of your securities may offset or enhance the effect of another factor.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity in the secondary market, if any.  If you sell your securities prior to maturity, the price at which you are able to sell your securities may be at a discount, which could be substantial, from the Original Offering Price or the price which you paid for them.  For example, assuming all other relevant factors remain constant, there may be a discount on the securities if at the time of sale the closing level of the Underlying Index is below the Initial Value, if market interest rates rise or, for securities with a Contingent Buffer, if a Knock-Out Event has occurred.  Even if there is an increase in the level of the Underlying Index from its Initial Value, there may be a discount on the securities due to, among other things, market expectations concerning the performance of the Underlying Index before the maturity date and the time remaining to maturity of the securities.  Thus, if you sell your security before maturity, the price that you receive may be less than the Original Offering Price or the price which you paid.

Some or all of these factors will influence the return, if any, that you receive upon maturity of the securities.  We cannot predict the future performance of the securities, the Underlying Index or, if applicable, the securities that comprise the Underlying Index based on the historical performance of the

Underlying Index or, if applicable, the securities comprising the Underlying Index.  Neither we nor RBS Holdings nor any of our affiliates can guarantee that the value of the Underlying Index will perform in a manner that will result in a Payment at Maturity in excess of the Original Offering Price of the securities.  As an investor in the securities you assume the risk that as a result of the performance of the Underlying Index you may not receive any return on your initial investment in the securities or that you may lose some or all of your initial investment in the securities.

An increase (or, in the case of bear securities, a decrease) in the level of the Underlying Index may not increase the value of your securities.

Owning the securities is not the same as owning the Underlying Index or a product that tracks the return on the Underlying Index.  Accordingly, the value of your securities may not have a direct relationship with the value of the Underlying Index, and changes in the value of the Underlying Index may not result in a comparable change in the value of your securities. If the value of the Underlying Index increases above (or in the case of bear securities, decreases below) its Initial Value, the value of the securities may not increase. It is also possible for the value of the Underlying Index to increase (or in the case of bear securities, decrease) while the value of the securities declines.

The value of your securities on the pricing date is less than the Original Offering Price due to the inclusion in the Original Offering Price of selling commissions and certain costs associated with hedging our obligations under the securities; these commissions and costs are also expected to adversely affect secondary market prices.

In determining the economic terms of the securities, and consequently the potential return on the securities to you, we have taken into account compensation to our affiliate, RBSSI, and other selling agents for distributing the securities, as well as certain costs associated with hedging our obligations under the securities.  The Original Offering Price of the securities includes underwriting discounts and selling agent commissions as compensation to RBSSI and other selling agents for distributing the securities.  The Original Offering Price also includes certain costs and a profit component associated with hedging our obligations under the securities.  As such, the value of your securities on the pricing date will be less than the Original Offering Price.

Assuming no change in the level of the Underlying Index, in market conditions or any other relevant factors, the price, if any, at which the selling agents are willing to purchase securities in secondary market transactions will likely be less than the Original Offering Price, because the Original Offering Price included, and secondary market prices are likely to exclude, the underwriting discounts and selling agent commissions paid with respect to the securities, as well as the costs and profit component associated with hedging our obligations under the securities.  In addition, any such prices may differ from values determined by pricing models used by the selling agents, as a result of dealer discounts, mark-ups or other transaction costs.

Hedging and trading activities by us or our affiliates may adversely affect your return on the securities and the value of the securities.

We and our affiliates may carry out activities that minimize our risks related to the securities.  In particular, on or prior to the date of the applicable pricing supplement, we, through our affiliates, may have hedged our anticipated exposure in connection with the securities by taking positions in securities (or options or futures contracts on the securities) that comprise the Underlying Index or in other instruments that we deemed appropriate in connection with such hedging.  Our trading activities, however, could potentially alter the value of the Underlying Index, the securities comprising the Underlying Index and, therefore, the value of the securities.

We or our affiliates are likely to modify our hedge position throughout the term of the securities by purchasing and selling securities (or options or futures contracts on the securities) that comprise the

Underlying Index, or other instruments that we deem appropriate.  We cannot give any assurance that our hedging or trading activities will not affect the value of the Underlying Index or the securities comprising the Underlying Index.  It is also possible that we or one of more of our affiliates could receive substantial returns from these hedging activities while the value of the securities may decline.

We or one or more of our affiliates may also engage in trading securities (or options or futures contracts on the securities) that comprise the Underlying Index or options or futures on the Underlying Index, on a regular basis as part of our or their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions.  Any of these activities could adversely affect the value of the Underlying Index, the securities comprising the Underlying Index and, therefore, the value of the securities.

We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the value of the Underlying Index or the securities comprising the Underlying Index.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could affect adversely the value of the securities.

The holding of securities by our affiliates and future sales by our affiliates could be in conflict with your interests.

Certain of our affiliates may purchase for investment a portion of the securities that has not been purchased by investors in a particular offering of securities, which initially they intend to hold for investment purposes. As a result, upon completion of such an offering, our affiliates may own up to 15% of the aggregate principal amount of the securities.  Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.  For example, our affiliates may attempt to sell the securities that they had been holding for investment purposes at the same time that you attempt to sell your securities, which could depress the price, if any, at which you can sell your securities.  Moreover, the liquidity of the market for the securities, if any, could be substantially reduced as a result of our affiliates holding the securities.  See “—Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange and there may be little or no secondary market for the securities.”  In addition, our affiliates could have substantial influence over any matter subject to consent of the security holders.

There may be potential conflicts of interest between security holders and the calculation agent or other of our affiliates.

Our affiliate, RBSSI, will serve as the calculation agent for the securities.  RBSSI will, among other things, determine the Initial Value, the Final Value and the Payment at Maturity that you will be entitled to receive.  For example, the calculation agent may have to determine whether a Market Disruption Event affecting the Underlying Index has occurred or is continuing on a day when the calculation agent will determine its level or value.  In addition, the calculation agent may have to make additional calculations if the Underlying Index is liquidated, discontinued, suspended, modified, delisted or otherwise terminated.  The calculation agent will exercise its judgment when performing its functions.  Since these determinations by the calculation agent may affect the value of the securities, there may be a conflict of interest between the calculation agent’s status as our affiliate and its role as a calculation agent in making any such decision.  For a fuller description of the calculation agent’s role, see “Description of the Securities—Role of the Calculation Agent.”

Moreover, as discussed above, we and our affiliates may enter into transactions to hedge our anticipated exposure in connection with our obligations under the securities. Our affiliates through which we hedge our obligations under the securities expect to make a profit.  However, since hedging our obligations entails risk and may be influenced by market forces beyond our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  These activities may present a conflict of interest between your interest in the securities and the interests that we and our affiliates may have in these transactions or in our proprietary accounts.  These activities could affect the level of the Underlying Index, and hence the market value of your securities, in a manner that would be adverse to your interest as a security holder.

RBSSI and its affiliates may publish reports, express opinions or provide recommendations that are inconsistent with investing in or holding the securities.  Any such reports, opinions or recommendations could affect the value of the Underlying Index and therefore the value of the securities.

RBSSI and its affiliates may publish reports from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities.  RBSSI and its affiliates may have published or may publish reports or other opinions that call into question the investment view implicit in an investment in the securities and RBSSI.  Any reports, opinions or recommendations expressed by RBSSI or its affiliates may not be consistent with each other and may be modified from time to time without notice.  Investors should make their own independent investigation of the merits of investing in the securities and the Index to which the securities are linked.

The U.S. federal income tax consequences of an investment in the securities are unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities, as prepaid financial contracts, that is described in the section of this product supplement entitled “U.S. Federal Income Tax Consequences.” In addition, as described in “U.S. Federal Income Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Prospective investors should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Related to an Underlying Index Generally

An investment in the securities is not the same as a direct investment in the Underlying Index or in the securities that comprise the Underlying Index.

An investment in the securities is not the same as a direct investment in the Underlying Index or in the stocks or other securities that comprise the Underlying Index.  The securities are our unsecured and unsubordinated obligations, while the level of the Underlying Index is a value derived from a theoretical calculation.  The Underlying Index is not an actual portfolio of securities, and it is not possible to make a direct investment in the Underlying Index.  Investing in the securities also will not make you a holder of the stocks or other securities comprising an Underlying Index, and your return, if any, on the securities will not be the same as if you actually own the stocks or other securities comprising the Underlying Index.  You will not receive any payment of dividends or other distributions on any of the stocks or any other securities comprising the Underlying Index.  In addition, as an investor in the securities, you will not have voting rights or any other rights with respect to the stocks or other securities that comprise the applicable Underlying Index.

Further, neither we nor RBS Holdings nor any of our affiliates will pledge or otherwise hold any assets (including any shares of the stocks or other securities that comprise the Underlying Index that we or RBS Holdings may own) for the benefit of holders of the securities under any circumstances.  Consequently, in the event of a bankruptcy, insolvency or liquidation involving us or RBS Holdings, as the case may be, our assets and the assets of RBS Holdings will be subject to the claims of our creditors or RBS Holdings’s creditors generally and will not be available specifically for the benefit of the holders of the securities.  Moreover, the indenture governing the securities does not contain any restriction on our ability or the ability of any of our affiliates to buy, sell, pledge or otherwise convey all or any portion of any assets that we own, including any securities (or options or futures contracts on the securities) that comprise the Underlying Index, as we deem appropriate.

We may engage in business with or involving one or more of the issuers of the securities comprising the Underlying Index without regard to your interests.

We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the securities comprising the Underlying Index without regard to your interests, including extending loans to, or making equity investments in, providing investment advisory services to, one or more of such issuers or their affiliates or subsidiaries.

In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the securities comprising the Underlying Index.  None of us, RBS Holdings or any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published, and in the future may publish, research reports with respect to the securities comprising the Underlying Index.  These research reports may or may not recommend that investors buy or hold the securities comprising the Underlying Index.

Unless otherwise set forth in the applicable pricing supplement, we do not control any issuer whose securities comprise the Underlying Index and we are not responsible for any of their disclosure.

We do not control any issuer whose securities comprise the Underlying Index.  As a result, we will have no ability to control the actions of such issuers, including actions that could affect the value of the securities comprising the Underlying Index or the securities, and we are not responsible for the accuracy or adequacy of any of their disclosure or publicly available information about these issuers.  None of those issuers will be involved in the offering of the securities in any way, and none of them will have any obligation of any sort with respect to the securities.  As a result, none of those issuers will have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

Adjustments to the Underlying Index could adversely affect the securities.

The sponsor of an equity index is responsible for calculating and maintaining the equity index.  The sponsor of an equity index can add, delete or substitute the equity securities underlying an equity index.  You should realize that the changing of equity securities included in an equity index may affect the Underlying Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces.  The sponsor of an equity index may make other methodological changes that could change the value of an Underlying Index.  Additionally, a sponsor may alter, discontinue or suspend calculation or dissemination of an equity index.  Any of these actions could affect adversely the value of the securities.  The sponsor of an Underlying Index has no obligation to consider your interests in calculating or revising such Underlying Index.

If the Underlying Index includes securities traded on foreign exchanges, your return may be affected by factors affecting international securities markets.

The level of the Underlying Index may be computed by reference to the value of the equity securities of companies listed on various global exchanges. Under these circumstances, the return on the securities will be affected by factors affecting the prices of securities in the relevant markets.  The relevant foreign securities may be more volatile than United States or other securities markets and may be affected by market developments in different ways than United States or other securities markets.  Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign securities markets may affect prices and the volume of trading in those markets.  Also, there is generally less publicly available information about foreign companies than about United States companies that are subject to the reporting requirements of the Securities and Exchange Commission. Additionally, accounting, auditing and financial reporting standards and requirements in foreign countries differ from those applicable to United States reporting companies.

The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial and social factors in those regions.  In addition, recent or future changes in government, economic and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities or commodities markets.  Moreover, the relevant foreign economies may differ favorably or unfavorably from the United States economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

If the value of securities comprising the Underlying Index are not traded in U.S. dollars, and are converted into U.S. dollars for purposes of calculating the level of the Underlying Index, then the securities will be subject to currency exchange rate risk.

The securities will be denominated in U.S. dollars.  If the securities comprising the Underlying Index are traded in a currency other than U.S. dollars, and are converted into U.S. dollars for purposes of calculating the level of the Underlying Index, the holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the securities comprising the Underlying Index trade.  An investor’s exposure to currency exchange rate risk under these circumstances will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the relevant securities of that Underlying Index denominated in each such currency.  An investor will also be exposed to the volatility in the currency exchange rate fluctuation between the U.S. dollar and the relevant currency in which the securities trade.  Assuming all other relevant factors remain constant, any strengthening of the U.S. dollar against such currencies will have an adverse impact on the level of the Underlying Index, and therefore reduce the Payment at Maturity.

Factors that may impact currency exchange rate movements include:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the extent of governmental surpluses or deficits in each relevant country for the currency in which the securities that comprise the Underlying Index are quoted and the United States; and

•	government intervention in the currency markets, including whether a particular currency exchange trade is fixed or allowed to float.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various relevant countries for the currencies in which the securities that comprise the

Underlying Index are quoted and the United States and other countries important to international trade and finance.

Other risks related to the applicable Underlying Index.

The applicable pricing supplement may set forth additional risk factors applicable to the Underlying Index to which your securities are linked.  You should review these risks before purchasing the securities.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the securities.  The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Risk Factors—Hedging and trading activities by us or our affiliates may adversely affect your return on the securities and the value of the securities.”, “Risk Factors—The value of your securities on the pricing date is less than the Original Offering Price due to the inclusion in the Original Offering Price of selling commissions and certain costs associated with hedging our obligations under the securities; these commissions and costs are also expected to adversely affect secondary market prices.” and “Plan of Distribution (Conflicts of Interest)” in this product supplement, and “Use of Proceeds” in the accompanying prospectus.

From time to time after issuance and prior to the maturity of any securities, depending on market conditions (including the level of the Underlying Index), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the Underlying Index or any security comprising the Underlying Index.  In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future.  To the extent that we or one or more of our affiliates have a hedge position in the Underlying Index, any securities comprising the Underlying Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the valuation date.  Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time.  Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the level of the Underlying Index.  As a result, such activity may affect the value of the securities and the Payment at Maturity by RBS NV.  See “Risk Factors” in this product supplement for a discussion of possible adverse effects related to our hedging activities.

DESCRIPTION OF THE SECURITIES

General

In this section, references to “holders” mean those who own the securities registered in their own names, on the books that we or the securities administrator maintain for this purpose, and not those who own beneficial interests in the securities registered in street name or in the securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary.  Owners of beneficial interests in the securities should read the section “—Forms of Securities” below and “Forms of Securities” in the accompanying prospectus dated April 2, 2010.

The securities are debt securities as described in the prospectus which also contains a detailed summary of additional provisions of the securities and of the indenture, dated as of September 15, 2006, as amended, between Wilmington Trust Company, as trustee, Citibank, N.A., as securities administrator, and RBS Holdings, as guarantor, under which the securities will be issued (the “indenture”).  The following description of the securities supplements the description of the indenture and the general terms and provisions of the debt securities set forth under the heading “Description of Debt Securities” in the accompanying prospectus. These documents should be read in connection with the applicable pricing supplement.

The aggregate principal amount of each series of the securities will be set forth in the applicable pricing supplement. The securities will mature on the date set forth in the applicable pricing supplement.

The securities are not principal protected.

Prior to the applicable maturity date, the securities are not redeemable at our option or repayable at the option of any holder. The securities are not subject to any sinking fund.

The CUSIP number for each series of the securities will be set forth in the applicable pricing supplement. You may transfer the securities only in whole denominations.

Interest

We will not make any interest payments during the term of the securities.

Denomination

We will offer the securities in denominations of the Original Offering Price or in integral multiples thereof.  Any securities issued in the future may be issued at a price higher or less than the stated principal amount, based on the indicative value of the securities at that time.  However, regardless of the issue price of any securities, the stated principal amount or par value of all securities will be the Original Offering Price or in integral multiples thereof.

Ranking

The securities will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations save for those preferred by mandatory provision of law.  The indenture does not limit the amount of additional indebtedness that we may incur.

Guarantee

RBS Holdings N.V., which we refer to as RBS Holdings, will fully and unconditionally guarantee payment in full to the holders of the securities.  The guarantee is set forth in, and forms a part of, the indenture under which the securities will be issued.  If, for any reason, we do not make any required payment in respect of the securities when due, RBS Holdings, as the guarantor thereof, will cause the payment to be made to or to the order of the trustee.  The holder of the guaranteed security may sue the guarantor to enforce its rights under the guarantee without first suing us or any other person or entity.  The guarantees will constitute RBS Holdings’ unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBS Holdings’ other present and future unsecured and unsubordinated obligations.

Listing

Unless provided for in the applicable pricing supplement, the securities will not be listed on any securities exchange or quotation system.

Payment at Maturity

At maturity, subject to our credit risk as issuer of the securities, and the credit risk of RBS Holdings, as the guarantor of our obligations under the securities, and unless the applicable pricing supplement provides otherwise, you will be entitled to receive a Payment at Maturity per security that you hold, denominated in U.S. dollars.

Unless the applicable pricing supplement provides otherwise, the Payment at Maturity that you will be entitled to receive will be calculated as described below.

In the case of securities other than bear securities, the Payment at Maturity will be calculated as follows:

•	If the Final Value is greater than the Initial Value, then the Payment at Maturity will equal:

Original Offering Price + (Original Offering Price x Participation Rate x Reference Return)

“Reference Return” measures the increase or decrease in the level of the Underlying Index from the Initial Value to the Final Value and, for securities other than bear securities, the Reference Return (expressed as a percentage) will be equal to:

Final Value – Initial Value
Initial Value

If provided for in the applicable pricing supplement, your securities may be Capped Enhanced Participation Notes™, in which case the Payment at Maturity will not exceed a specified dollar amount (the "Maximum Payment per Security"), the return on your investment at maturity will not exceed a specified return over the Original Offering Price (the "Capped Return"), and the Maximum Payment per Security and Capped Return will be as specified in the pricing supplement.  The Payment at Maturity for Capped Enhanced Participation Notes will equal the lesser of:

(a)	Original Offering Price + (Original Offering Price x Participation Rate x Reference Return); and

(b)	Original Offering Price + (Original Offering Price x Capped Return)

•	If the Final Value is equal to the Initial Value, then the Payment at Maturity will equal the Original Offering Price.

•	If no buffer applies to your securities, and the Final Value is less than the Initial Value, then the Payment at Maturity will equal:

Original Offering Price + (Original Offering Price x Reference Return)

•
If a Fixed Buffer applies to your securities, and the Final Value is less than the Initial Value but is equal to or greater than the Buffer Value (that is, the Underlying Index has decreased from the Initial Value to the Final Value by a percentage that is equal to or less than the Buffer Amount), then the Payment at Maturity will equal the Original Offering Price.  If a Fixed Buffer applies to your securities, and the Final Value is less than the Buffer Value (that is, the Underlying Index has decreased from the Initial Value to the Final Value by more than the Buffer Amount), then the Payment at Maturity will equal:

Original Offering Price + [Original Offering Price x (Reference Return + Buffer Amount)]

For securities with a Fixed Buffer, other than bear securities, the “Buffer Amount” represents the percentage decrease from the Initial Value to the Buffer Value.

•
If a Contingent Buffer applies to your securities and a Knock-Out Event has not occurred, and the Final Value is less than the Initial Value, then the Payment at Maturity will equal the Original Offering Price.  If a Contingent Buffer applies to your securities and a Knock-Out Event has occurred, and the Final Value is less than the Initial Value, then the Payment at Maturity will equal:

Original Offering Price + (Original Offering Price x Reference Return)

A “Knock-Out Event” occurs if the closing level of the Underlying Index is equal to or less than the Buffer Value (in other words, the closing level of the Underlying Index has decreased from the Initial Value by a percentage that is equal to or greater than the Buffer Amount) on any applicable Monitoring Day(s) or during the Monitoring Period.

In the case of bear securities, the Payment at Maturity will be calculated as follows:

•	If the Final Value is less than the Initial Value, then the Payment at Maturity will equal:

Original Offering Price + (Original Offering Price x Participation Rate x Reference Return)

“Reference Return” measures the increase or decrease in the level of the Underlying Index from the Initial Value to the Final Value and, for bear securities, the Reference Return (expressed as a percentage) will be equal to:

Initial Value – Final Value
Initial Value

If provided for in the applicable pricing supplement, your bear securities may be Capped Enhanced Participation NotesTM, in which case the Payment at Maturity will not exceed the Maximum Payment per Security, the return on your investment at maturity will not exceed the Capped Return, and the Maximum Payment per Security and Capped Return will be as specified in the pricing supplement.  The Payment at Maturity for Capped Enhanced Participation Notes will equal the lesser of:

(a)	Original Offering Price + (Original Offering Price x Participation Rate x Reference Return); and

(b)	Original Offering Price + (Original Offering Price x Capped Return)

•	If the Final Value is equal to the Initial Value, then the Payment at Maturity will equal the Original Offering Price.

•	If no buffer applies to your securities, and the Final Value is greater than the Initial Value, then the Payment at Maturity will equal:

Original Offering Price + (Original Offering Price x Reference Return)

•
If a Fixed Buffer applies to your securities, and the Final Value is greater than the Initial Value but is equal to or less than the Buffer Value (that is, the Underlying Index has increased from the Initial Value to the Final Value by a percentage that is equal to or less than the Buffer Amount), then the Payment at Maturity will equal the Original Offering Price.  If a Fixed Buffer applies to your securities, and the Final Value is greater than the Buffer Value (that is, the Underlying Index has increased from the Initial Value to the Final Value by more than the Buffer Amount), then the Payment at Maturity will equal:

Original Offering Price + [(Original Offering Price x (Reference Return + Buffer Amount)]

For bear securities with a Fixed Buffer, the “Buffer Amount” represents the percentage increase from the Initial Value to the Buffer Value.

•
If a Contingent Buffer applies to your securities and a Knock-Out Event has not occurred, and the Final Value is greater than the Initial Value, then the Payment at Maturity will equal the Original Offering Price.  If a Contingent Buffer applies to your securities and a Knock-Out Event has occurred, and the Final Value is greater than the Initial Value, then the Payment at Maturity will equal:

Original Offering Price + (Original Offering Price x Reference Return)

A “Knock-Out Event,” with respect to bear securities, occurs if the closing level of the Underlying Index is equal to or greater than the Buffer Value (in other words, the closing level of the Underlying Index has increased from the Initial Value by a percentage that is equal to or greater than the Buffer Amount) on any applicable Monitoring Day(s) or during the Monitoring Period.

The “Participation Rate” represents the extent to which the upside performance of the securities is affected by the increase (or, in the case of bear securities, decrease) in the level of the Underlying Index.  The Participation Rate may be equal to or greater than 100%, and will be set forth in the applicable pricing supplement.  If the applicable pricing supplement specifies that the Participation Rate is 100%, your investment in the securities will expose you to any increase (or, in the case of bear securities, decrease) in the level of the Underlying Index on a one-to-one basis.

The Initial Value and the Final Value

Initial Value

Unless otherwise specified in the applicable pricing supplement, the “Initial Value” will equal the closing level of the Underlying Index on the pricing date, as determined by the calculation agent.

Final Value

Unless otherwise specified in the applicable pricing supplement, the “Final Value” will equal the closing level of the Underlying Index on the valuation date (as defined below).

A “valuation date” means the single Underlying Index Business Day (as defined below) on which the Final Value will be calculated, as specified in the applicable pricing supplement; provided that, if a Market

Disruption Event has occurred or is continuing on such Underlying Index Business Day, or if the scheduled valuation date is determined by the calculation agent not to be an Underlying Index Business Day by reason of an extraordinary event, occurrence, declaration or otherwise, the valuation date for such Underlying Index shall be the immediately succeeding Underlying Index Business Day where no Market Disruption Event has occurred or is continuing; provided further that the valuation date shall not be postponed more than five (5) business days beyond the original valuation date.  If there is no Underlying Index Business Day on which no Market Disruption Event has occurred or is continuing from and including the original valuation date through and including the fifth business day after the original valuation date, the Final Value will be determined (or, if not determinable, estimated) by the calculation agent in good faith and in a manner which the calculation agent considers commercially reasonable under the circumstances on the fifth business day after the original valuation date, regardless of any occurrence or continuance of any Market Disruption Event on such date.

The “maturity date” will be as specified in the applicable pricing supplement.  If the scheduled maturity date (as specified in the applicable pricing supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date.  If, due to a Market Disruption Event or otherwise, as described above, the valuation date is postponed so that it falls less than three (3) business days prior to the scheduled maturity date, the maturity date will be the third business day following that valuation date, as postponed, unless otherwise specified in the applicable pricing supplement.  We describe Market Disruption Events under “—Market Disruption Events” below.

Unless otherwise specified in the applicable pricing supplement, a “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Unless otherwise specified in the applicable pricing supplement, an “Underlying Index Business Day” means a day on which (1) the New York Stock Exchange (the “NYSE”) and The NASDAQ Stock Market, or their successors, are open for trading and (2) the Underlying Index or any successor thereto is calculated and published.

Fixed Buffer and Contingent Buffer

If a fixed buffer (“Fixed Buffer”) applies to your securities, your investment will be protected against a modest decrease (or, in the case of bear securities, increase) in the level of the Underlying Index up to the specified Buffer Amount.  A Fixed Buffer will not protect you from all movements in the Underlying Index.  In particular, if the Final Value is less than (or, in the case of bear securities, greater than) the Buffer Value (in other words, the Final Value is less than (or, in the case of bear securities, greater than) the Initial Value by a percentage greater than the Buffer Amount), you will lose some or a significant portion of your investment.

If a contingent buffer (“Contingent Buffer”) applies to your securities, your securities will be protected against a decrease (or, in the case of bear securities, increase) in the level of the Underlying Index only if the closing level of the Underlying Index has not been equal to or less than (or, in the case of bear securities, equal to or greater than) the Buffer Value on any applicable Monitoring Day(s) or during the Monitoring Period, as applicable.  In other words, a Contingent Buffer offers a protection against a decrease (or, in the case of bear securities, an increase) in the level of the Underlying Index only if the magnitude of such decrease (or, in the case of bear securities, the magnitude of such increase) is less than the specified Buffer Amount on any applicable Monitoring Day(s) or during the Monitoring Period, as applicable.  If the closing level of the Underlying Index is equal to or less than (or, in the case of bear securities, equal to or greater than) the Buffer Value during any applicable Monitoring Day(s) or during the Monitoring Period (that is, the closing level of the Underlying Index has decreased from (or, in the case of bear securities, increased from) the Initial Value by a percentage that is equal to or greater than the Buffer Amount), which would result in the occurrence of a Knock-Out Event, your investment in the securities will no longer be protected by any buffer, and you will be exposed to the full downside movement (or, in the case of bear securities, upside movement) in the level of the Underlying Index similar to securities for which no buffer applies.

The applicable “Monitoring Day” (or “Monitoring Days”) or the duration of the “Monitoring Period” will be as specified in the applicable pricing supplement.  For example, the applicable pricing supplement may specify that the Monitoring Period consists of each Underlying Index Business Day from the pricing date to and including the valuation date.  The applicable pricing supplement may also specify that the Monitoring Day shall be the valuation date.  Alternatively, the applicable pricing supplement may specify that the Monitoring Days consist of the last calendar day of each month, commencing and ending on specified dates, or may specify weekly or monthly specified day(s) during a week or month.

Unless otherwise specified in the applicable pricing supplement, the calculation agent will determine whether a Knock-Out Event has occurred.  Unless otherwise provided in the applicable pricing supplement, if any day within a Monitoring Period is not an Underlying Index Business Day, or if a Market Disruption Event occurs or is continuing on an Underlying Index Business Day within a Monitoring Period, that day shall be ignored for purposes of determining whether a Knock-Out Event shall have occurred.    Unless otherwise provided in the applicable pricing supplement, if any specified Monitoring Day is not an Underlying Index Business Day, or if a Market Disruption Event occurs or is continuing on that Monitoring Day, the impacted Monitoring Day will be postponed to the immediately succeeding Underlying Index Business Day on which no Market Disruption Event has occurred or is continuing; provided that the impacted Monitoring Day shall not be postponed more than five (5) business days beyond the original impacted Monitoring Day.  If there is no Underlying Index Business Day on which no Market Disruption Event has occurred or is continuing from and including the original impacted Monitoring Day through and including the fifth business day after the original impacted Monitoring Day, the Final Value will be determined (or, if not determinable, estimated) by the calculation agent in good faith and in a manner which the calculation agent considers commercially reasonable under the circumstances on the fifth business day after the original impacted Monitoring Day, regardless of any occurrence or continuance of any Market Disruption Event on such date.

Market Disruption Events

With respect to the Underlying Index and any relevant successor index, a “Market Disruption Event” means, unless otherwise specified in the applicable pricing supplement, one or more of the following events, as determined by the calculation agent:

(a)
any suspension or absence of, or material limitation imposed on, trading by the primary exchange or quotation system in the securities or futures or options contracts that reference securities then comprising 20% or more of the level of the Underlying Index, whether by reason of movements in price exceeding limits permitted by the primary exchange or quotation system therefor or otherwise; or

(b)
any event (other than an event described in clause (a) above or clause (c) below) that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for the securities or futures or options contracts that reference securities then comprising 20% or more of the level of the Underlying Index on the primary exchange or quotation system therefor, on any other exchange or quotation system; or

(c)
the closure on any Underlying Index Business Day of the primary exchange or quotation system for the securities or futures or options contracts that reference securities then comprising 20% or more of the level of the Underlying Index prior to its scheduled closing time unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such exchange or quotation system on such trading day and (B) the submission deadline for orders to be entered into such exchange or quotation system for execution on such Underlying Index Business Day.

For purposes of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Underlying Index is suspended or materially limited at that time, or there occurs or is continuing an event that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for such security, then the relevant percentage contribution of that security to the level of the Underlying Index will be based on a comparison of (a) the portion of the level of the Underlying Index attributable to that security relative to (b) the overall level of the Underlying Index, in each case immediately before the occurrence or continuance of that suspension, limitation or other market disruption, as the case may be.

For the purpose of determining whether a Market Disruption Event has occurred or is continuing:

(1)
a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the primary exchange or quotation system;

(2)	a decision permanently to discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event;

(3)
limitations pursuant to NYSE Rule 80B (or the rules of any relevant exchange similar to any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of similar scope as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension or absence or material limitation of trading;

(4)
a suspension in trading in a futures or options contract on the Underlying Index, or any successor index, by the primary exchange or quotation system related to such contract by reason of (i) a price change exceeding limits set by such exchange or market, (ii) an imbalance of orders relating to such contracts or (iii) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or absence or material limitation of trading in futures or options contracts related to the Underlying Index; and

(5)
a suspension or absence or material limitation of trading on any primary exchange or quotation system or on the primary market on which futures or options contracts related to the Underlying Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Discontinuation or Modification of the Underlying Index

If the sponsor of an Underlying Index (an “index sponsor”) discontinues publication of the Underlying Index and the index sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Underlying Index (such index being referred to herein as a “successor index”), then the Final Value or closing level of the Underlying Index will be determined by reference to the value of such successor index or market for such successor index.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to us, the trustee, the securities administrator and DTC as the holder of the securities within three Underlying Index Business Days of such selection.

If the index sponsor discontinues publication of the Underlying Index and the calculation agent determines that no successor index is available with respect to the Underlying Index at such time, then the calculation agent will determine the closing level of the Underlying Index in accordance with the formula for and method of calculating the Underlying Index last in effect prior to such discontinuance, using the closing prices of each security most recently comprising the Underlying Index (or, if trading in the relevant securities then comprising the Underlying Index is not available, its good faith estimate of the closing prices of the relevant securities then comprising the Underlying Index) on the valuation date or any other relevant date.  Notwithstanding these alternative arrangements, discontinuance of the publication of the Underlying Index may adversely affect the value of the securities.

If at any time the method of calculating the Underlying Index or a successor index, or the value thereof, is changed in a material respect, or if the Underlying Index or a successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of the Underlying Index or such successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on the next valuation date, make such calculations and adjustments to the terms of the securities as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of an index comparable to the Underlying Index or successor index, as the case may be, as if such changes or modifications had not been made, and on each valuation date thereafter, make each relevant calculation with reference to the Underlying Index or successor index, as adjusted.  Accordingly, if the method of calculating the Underlying Index or a successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the calculation agent will adjust such index in order to arrive at a value of the Underlying Index or successor index as if it had not been modified (e.g., as if such split had not occurred).

If a successor index is selected or if the calculation agent determines the level of the Underlying Index as described above, the successor index or the level of the Underlying Index as determined by the calculation agent will be used as a substitute for the Underlying Index for all purposes, including for the purpose of determining whether a Market Disruption Event has occurred or is continuing.

Events of Default and Acceleration

Unless otherwise set forth in the applicable pricing supplement, if an event of default, as defined in the indenture, with respect to any series of the securities occurs and is continuing, the amount payable to a holder of the securities upon any acceleration permitted under the indenture will be determined by the calculation agent and will be equal to the Payment at Maturity described under the caption “—Payment at Maturity,” calculated as if the date of acceleration were (i) the final valuation date and (ii) for securities with a Contingent Buffer, the final day of the Monitoring Period or the final Monitoring Day, as applicable.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, and to the securities administrator at its Delaware office, on which notice the trustee and the securities administrator may conclusively rely, and to DTC of the aggregate cash amount due with respect to the securities, if any, as promptly as possible and in no event later than two business days after the date of acceleration.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the securities as described in this product supplement, including determinations regarding the Initial Value, the Final Value, the Payment at Maturity, the successor index, the existence of an Underlying Index Business Day, whether a Market Disruption Event has occurred or is continuing, and the closing level of the Underlying Index on the valuation date, on the Monitoring Day(s) and at any time during the Monitoring Period, as applicable.  Absent manifest error, all determinations of the calculation agent will be final and binding on us and the holders and beneficial owners of the securities, without any liability on the part of the calculation agent.

RBSSI or one of our other affiliates will act as the calculation agent for the securities, unless otherwise specified in the applicable pricing supplement. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable pricing supplement.

No Additional Amounts

We will not pay any additional amounts described under “Description of Debt Securities—Payment of Additional Amounts” on page 15 of the accompanying prospectus to holders of the securities.

No Par Tax Redemption

The tax redemption feature described under “Description of Debt Securities—Tax Redemption” on page 14 of the accompanying prospectus is not applicable to the securities.

Forms of Securities

We will offer the securities on a continuing basis and will issue securities only in fully registered form either as registered global securities or, in limited circumstances, as certificated securities.

Registered Global Securities. For registered global securities, we will issue one or more global certificates representing the entire issue of securities. Except as set forth in the accompanying prospectus under “Forms of Securities—Registered Global Securities” and “The Depositary,” you may not exchange registered global securities or interests in registered global securities for certificated securities.

Each global security certificate representing registered global securities will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. These certificates name DTC or its nominee as the owner of the securities. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities. An investor’s beneficial interest will be reflected in the records of DTC’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of DTC’s procedures for global securities representing book-entry securities is set forth under “The Depositary” in the accompanying prospectus. The Depositary has confirmed to us, RBSSI and the trustee that it intends to follow these procedures.

Certificated Securities. If we issue securities in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the security. The person named in the security register will be considered the owner of the security for all purposes under the indenture. For example, if we need to ask the holders of the securities to vote on a proposed amendment to the securities, the person named in the security register will be asked to cast any vote regarding that security. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your security in our records and will be entitled to cast the vote regarding your security. You may not exchange certificated securities for registered global securities or interests in registered global securities.

Manner of Transfer, Exchange and Payment

Holders may present securities for payment, register the transfer of the securities, and exchange the securities at Citibank, N.A, the securities administrator under the indenture, at 111 Wall Street, 15th Floor, New York, New York 10043, Attention: Agency and Trust Group, as our current agent for the payment, transfer and exchange of the securities. We refer to Citibank, N.A. acting in this capacity, as the paying agent. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “Forms of Securities—Registered Global Securities” in the accompanying prospectus.

We will not be required to:

•
register the transfer or exchange of any security if the holder has exercised the holder’s right, if any, to require us to repurchase the security, in whole or in part, except the portion of the security not required to be repurchased; or

•	register the transfer or exchange of securities to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption.

No service charge will be made for any registration or transfer or exchange of securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of securities.

Although we anticipate making payments of principal and premium, if any, on most securities in U.S. dollars, some securities may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal and premium, if any, on securities that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a security payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Book-Entry Securities. The paying agent will make payments of principal and premium, if any, to the account of DTC, as holder of book-entry securities, by wire transfer of immediately available funds. We expect that DTC, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry securities as shown on the records of DTC. We also expect that payments by DTC’s participants to owners of beneficial interests in the book-entry securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Securities. U.S. dollar payments of principal and premium, if any, upon maturity, redemption or repayment on a security will be made in immediately available funds against presentation and surrender of the security.

Trustee

Wilmington Trust Company is the trustee under the indenture. Wilmington Trust Company’s address is 100 North Market Street, Rodney Square North, Wilmington, Delaware 19890.

CLEARANCE AND SETTLEMENT

The securities will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the securities in immediately available funds. We will pay the Payment at Maturity in immediately available funds so long as the securities are maintained in book-entry form.  DTC participants that hold the securities through DTC on behalf of investors will follow the settlement practices applicable to the securities in DTC’s settlement system with respect to the primary distribution of the securities and secondary market trading, if any, between DTC participants.  See “The Depositary” in the accompanying prospectus for more information.

We may deliver the securities against payment therefor on a date that is greater than three business days following the pricing date.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree to otherwise.  Accordingly, if the initial settlement of the securities occurs more than three business days from the pricing date, purchasers who wish to trade the securities more than three business days prior to the original issue date of the securities will be required to specify alternative arrangements to prevent a failed settlement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We and RBS Holdings are offering the securities and related guarantees on a continuing basis exclusively through RBSSI, as our selling agent, to the extent it is named in the applicable pricing supplement.  In addition, we and RBS Holdings may offer the securities and related guarantees through certain other selling agents to be named in the applicable pricing supplement.  The selling agents have agreed to use reasonable efforts to solicit offers to purchase these securities.  We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part.  Each selling agent may reject, in whole or in part, any offer it solicited to purchase securities. Unless otherwise specified in the applicable pricing supplement, we will pay a selling agent, in connection with sales of these securities resulting from a solicitation that selling agent made or an offer to purchase the selling agent received, a selling commission ranging from 0.05% to 5% of the Original Offering Price of the securities to be sold, depending upon the maturity of the securities.

We and RBS Holdings may also sell these securities to a selling agent as principal for its own account at discounts to be agreed upon at the time of sale. That selling agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that selling agent determines and as we will specify in the applicable pricing supplement.  A selling agent may offer the securities it has purchased as principal to other dealers. That selling agent may sell the securities to any dealer at a concession and, unless otherwise specified in the applicable pricing supplement, the concession allowed to any dealer will not be in excess of the discount that agent will receive from us.  After the initial public offering of securities that the selling agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

Each of the selling agents may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.  We and RBS Holdings have agreed to indemnify the selling agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments made in respect of those liabilities.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these securities on a national securities exchange. We have been advised by RBSSI that it intends to make a market in these securities, as applicable laws and regulations permit. The agents are not obligated to make a market in these securities, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities.

In addition, we may, at our sole option, extend the offering period for securities offered pursuant to a pricing supplement.  To the extent the total aggregate principal amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase the unsold portion and hold such securities initially for its own investment.  During an extended offering period, securities will be offered at prevailing market prices which may be above or below the Original Offering Price set forth in the applicable pricing supplement. Our affiliates will not make a market in those securities during that period, and are not obligated to do so after the distribution is complete.

RBSSI is an affiliate of ours and RBS Holdings. RBSSI will conduct each offering of these securities in compliance with the requirements of the Rule 5121 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate. Following the initial distribution of any of these securities, RBSSI may offer and sell those securities in the course of its business as broker-dealer. RBSSI may act as principal or agent in these transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. RBSSI may use this product supplement in connection with any of these transactions. RBSSI is not obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

Neither RBSSI nor any other affiliated agent or dealer of ours utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

In order to facilitate the offering of these securities, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or of any other securities the prices of which may be used to determine payments on these securities. Specifically, the agents may sell more securities than they are obligated to purchase in connection with the offering, creating a short position in these securities for its own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agent under any over-allotment option. The agents can close out a covered short sale by exercising an over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The agents may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The agents must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agents are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could affect adversely investors who purchase in the offering. As an additional means of facilitating the offering, the agents may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The agents are not required to engage in these activities, and may end any of these activities at any time.

Other selling group members include broker-dealers and other securities firms that have executed dealer agreements with RBSSI. In the dealer agreements, the selling group members have agreed to market and sell securities in accordance with the terms of those agreements and all applicable laws and regulations.

TAXATION IN THE NETHERLANDS

The following summary of certain Dutch taxation matters is based on the laws and practice in force as of the date of this product supplement and is subject to any changes in law and the interpretation and application thereof, which changes could be made with retroactive effect. The following summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to acquire, hold or dispose of a security, and does not purport to deal with the tax consequences applicable to all categories of investors, some of which may be subject to special rules.

For the purpose of this summary it is assumed that no holder of a security has or will have a substantial interest, or — in the case of a holder of a security being an entity — a deemed substantial interest, in the Bank and that no connected person (verbonden persoon) to the holder of a security has or will have a substantial interest in the Bank.

Generally speaking, an individual has a substantial interest in the Bank if (a) such individual, either alone or together with his partner, directly or indirectly has, or (b) certain relatives of such individual or his partner directly or indirectly have, (I) the ownership of, a right to acquire the ownership of, or certain rights over, shares representing 5 per cent or more of either the total issued and outstanding capital of the Bank or the issued and outstanding capital of any class of shares of the Bank, or (II) the ownership of, or certain rights over, profit participating certificates (winstbewijzen) that relate to 5 per cent or more of either the annual profit or the liquidation proceeds of the Bank.

Generally speaking, an entity has a substantial interest in the Bank if such entity, directly or indirectly has (I) the ownership of, a right to acquire the ownership of, or certain rights over, shares representing 5 per cent or more of either the total issued and outstanding capital of the Bank or the issued and outstanding capital of any class of shares of the Bank, or (II) the ownership of, or certain rights over, profit participating certificates (winstbewijzen) that relate to 5 per cent or more of either the annual profit or the liquidation proceeds of the Bank. An entity holding a security has a deemed substantial interest in the Bank if such entity has disposed of or is deemed to have disposed of all or part of a substantial interest on a non-recognition basis.

For the purpose of this summary, the term “entity” means a corporation as well as any other person that is taxable as a corporation for Dutch corporate tax purposes.

Where this summary refers to a holder of a security, an individual holding a security or an entity holding a security, such reference is restricted to (i) an individual or entity holding legal title to as well as an economic interest in such security (ii) an individual or entity beneficially owning such security.
Holders of a security should consult their professional advisers on the tax consequences of their acquiring, holding and disposing of a security.

Withholding Tax

All payments made by the Bank of interest and principal under the securities can be made free of withholding or deduction of any taxes of whatsoever nature imposed, levied, withheld or assessed by The Netherlands or any political subdivision or taxing authority thereof or therein.

Taxes on Income and Capital Gains

Residents

Resident entities

An entity holding a security which is, or is deemed to be, resident in The Netherlands for corporate tax purposes and which is not tax exempt, will generally be subject to corporate tax in respect of income or a capital gain derived from a security at rates up to 25.5 per cent.

Resident individuals

An individual holding a security who is, is deemed to be, or has elected to be treated as, resident in The Netherlands for income tax purposes will be subject to income tax in respect of income or a capital gain derived from a security at rates up to 52 per cent if:

(i)	the income or capital gain is attributable to an enterprise from which the holder derives profits (other than as a shareholder); or
(ii)
the income or capital gain qualifies as income from miscellaneous activities (belastbaar resultaat uit overige werkzaamheden) as defined in the Income Tax Act (Wet inkomstenbelasting 2001), including, without limitation, activities that exceed normal, active asset management (normaal, actief vermogensbeheer).

If neither condition (i) nor (ii) applies, an individual holding a security will be subject to income tax on the basis of a deemed return, regardless of any actual income or capital gain derived from a security. The deemed return amounts to 4 per cent. of the average value of the individual's net assets in the relevant fiscal year (including the security). Subject to application of certain allowances, the deemed return will be taxed at a rate of 30 per cent.

Non-residents

A holder of a security which is not, is not deemed to be, and - in case the holder is an individual - has not elected to be treated as, resident in The Netherlands for the relevant tax purposes will not be subject to taxation on income or a capital gain derived from a security unless:

(i)
the income or capital gain is attributable to an enterprise or part thereof which is either effectively managed in The Netherlands or carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in The Netherlands and the holder of a security derives profits from such enterprise (other than by way of securities); or

(ii)
the holder is an individual and the income or capital gain qualifies as income from miscellaneous activities (belastbaar resultaat uit overige werkzaamheden) in The Netherlands as defined in the Income Tax Act (Wet inkomstenbelasting 2001), including, without limitation, activities that exceed normal, active asset management (normaal, actief vermogensbeheer).

Gift and Inheritance Taxes

Dutch gift or inheritance taxes will not be levied on the occasion of the transfer of a security by way of gift by, or on the death of, a holder of a security, unless:

(i)	the holder of a security is, or is deemed to be, resident in The Netherlands for the purpose of the relevant provisions; or
(ii)
the transfer is construed as an inheritance or gift made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in The Netherlands for the purpose of the relevant provisions.

Value Added Tax

The issuance or transfer of a security, and payments of interest and principal under a security, will not be subject to value added tax in The Netherlands.

Other Taxes and Duties

The subscription, issue, placement, allotment, delivery or transfer of a security will not be subject to registration tax, stamp duty or any other similar tax or duty payable in The Netherlands.

Residence

A holder of a security will not be, or be deemed to be, resident in The Netherlands for tax purposes and, subject to the exceptions set out above, will not otherwise be subject to Dutch taxation, by reason only of acquiring, holding or disposing of a security or the execution, performance, delivery and/or enforcement of a security.

EU Council Directive on Taxation of Savings Income

In accordance with EC Council Directive 2003/48/EC on the taxation of savings income, The Netherlands will provide to the tax authorities of another EU member state (and certain non-EU countries and associated territories specified in said directive) details of payments of interest or other similar income paid by a person within The Netherlands to, or collected by such a person for, an individual resident in such other state.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies only to an investor who holds the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold the securities as a part of a straddle, conversion or integrated transaction, U.S. holders (as defined below) who have a “functional currency” other than the U.S. dollar, or individual non-U.S. holders (as defined below) who are present in the United States for 183 days or more in the taxable year in which their securities are sold or retired.

In addition, we will not attempt to ascertain whether any entity included in the Underlying Index would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange or retirement of a security. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC or a USRPHC.

Tax Treatment of the Securities

Unless otherwise specified in the applicable pricing supplement, we believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments, some of which are discussed below) as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the treatment of the securities as prepaid financial contracts will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities that is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the securities prior to maturity, other than pursuant to a sale or exchange, as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities. Your tax basis in the securities should equal the amount you paid to acquire them. Your gain or loss on the securities generally should be capital gain or loss and should be long-term capital gain or loss if you have held the securities for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Consequences of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, securities having a term exceeding one year from issuance to maturity (including the last possible date that the securities could be outstanding) would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though we will not be required to make any payment with respect to the securities prior to maturity. In addition, any income on the sale, exchange or retirement of the securities would be treated as ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Even if the securities are treated as prepaid financial contracts, you might be required to include amounts in income during the term of the securities and/or to treat all or a portion of the gain or loss on the sale or retirement of the securities as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held the securities. For instance, with respect to an index that constitutes the Underlying Index, it is possible that any reconstitution, rebalancing or recomposition of the index, change in the methodology of calculating the index or substitution of a successor index could result in a “deemed” taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the securities.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Legislation Enacted in 2010

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns, generally for tax years beginning in 2011, unless a regulatory exemption is provided.  Individuals who purchase the securities should consult their tax advisers regarding this legislation.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities that is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust.

Sale, Exchange or Retirement of the Securities. Any gain from the sale, exchange or retirement of the securities should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. In this case, you may be subject to withholding if you do not provide a properly executed IRS Form W-8ECI. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Tax Consequences under Possible Alternative Treatments. Subject to the discussion in the second succeeding paragraph, if the securities were treated as indebtedness, any income from the securities would not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person or otherwise satisfied applicable requirements; and (ii) any income from the securities was not effectively connected with your conduct of a trade or business in the United States.  As a practical matter, you may be subject to withholding unless you provide an IRS form W-8BEN (or W-8ECI, if appropriate).

If the Underlying Index is or includes a total return equity index that includes the stocks of U.S. corporations, the U.S. federal income tax consequences of ownership or disposition of the securities might be affected materially and adversely by guidance that the IRS or Treasury could issue based on legislation enacted in 2010.  Any such guidance could cause your securities to be treated as giving rise to U.S.-source dividend income subject to U.S. withholding tax at a rate of 30% (or a lower treaty rate, if applicable), possibly on a retroactive basis.  It is possible any such withholding tax could be due each time the Underlying Index is adjusted to reflect underlying dividends, even though you would not receive a cash payment at that time.  Alternatively, withholding tax might be due upon the sale or retirement of your securities.  In either case, we would not pay any additional amounts on account of any such withholding tax, and we would be able to deduct the amount of any such tax (whenever incurred) from amounts payable with respect to your securities.  You should consult your tax adviser regarding the possible imposition of withholding tax under this legislation.

Another provision of legislation enacted in 2010 generally imposes a withholding tax of 30% on payments made after December 31, 2012 to certain foreign entities (including financial intermediaries) of interest or dividend payments on, and the gross proceeds of dispositions of, instruments that give rise to U.S.-source interest or dividends, unless various U.S. information reporting and due diligence requirements have been satisfied. This legislation applies to “obligations” issued after March 18, 2012.  The reporting and diligence requirements of the legislation, which are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN, generally relate to ownership by U.S. persons of interests in or accounts with such entities. If the securities were recharacterized as debt instruments (which would give rise to U.S.-source interest) or, alternatively, were treated as giving rise to U.S.-source dividends, as discussed above, they would generally be subject to this regime if issued after March 18, 2012 unless an exception is provided under future guidance.  Non-U.S. purchasers of securities issued after March 18, 2012 should consult their tax advisers regarding the possible implications of this legislation for their investment in the securities.

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Consequences of an Investment in the Securities,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S.

persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice.

 Backup Withholding and Information Reporting

The proceeds received from a sale, exchange or retirement of the securities will be subject to information reporting unless you are an exempt recipient and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans.  In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless relief is available under an exemption issued by the U.S. Department of Labor.  Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under Section 406 of ERISA and Section 4975 of the Code.  We and our current and future affiliates, including RBSSI, may be parties in interest with respect to many Plans.  Thus, a Plan fiduciary considering an investment in the securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.  For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities. Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such security, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the security on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such security shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law.  Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

The securities are contractual financial instruments.  The financial exposure provided by the securities is neither a substitute or proxy for, nor is it intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and shall not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)
the purchaser or purchaser’s fiduciary has made and shall make all investment decisions for the purchaser and the purchaser has not and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser with respect to (A) the design and terms of the securities, (B) the purchaser's investment in the securities, or (C) the exercise, or failure to exercise, any rights we have under or with respect to the securities;

(ii)
we and our affiliates have and shall act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)
any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets or positions held for the benefit of any investor;

(iv)	our interests may be adverse to the interests of any purchaser or holder; and

(v)
neither we nor any of our affiliates are fiduciaries or advisers of the purchaser or holder in connection with any such assets, positions or transactions and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities.  We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

We have not authorized anyone to provide information other than contained in this product supplement and the accompanying prospectus with respect to the securities. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell the securities and seeking offers to buy the securities only in jurisdictions where offers and sales are permitted. Neither the delivery of this product supplement nor the accompanying prospectus, nor any sale made hereunder and thereunder will, under any circumstances, create any implication that there has been no change in the affairs of The Royal Bank of Scotland N.V. or RBS Holdings N.V. since the date of the product supplement or that the information contained or incorporated by reference in the accompanying prospectus is correct as of any time subsequent to the date of such information.

THE ROYAL BANK OF
SCOTLAND N.V.

RBS NotesSM

fully and unconditionally guaranteed by
RBS Holdings N.V.

Enhanced Participation Notes™

PRODUCT PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 2, 2010)

RBS Securities Inc.

TABLE OF CONTENTS

PRODUCT PROSPECTUS SUPPLEMENT	Page
About this Product Supplement	S-1
Where You Can Find Additional Information	S-2
Summary	S-3
Risk Factors	S-15
Use of Proceeds; Hedging	S-25
Description of the Securities	S-26
Clearance and Settlement	S-36
Plan of Distribution (Conflicts of Interest)	S-37
Taxation in the Netherlands	S-39
U.S. Federal Income Tax Consequences	S-42
Benefit Plan Investor Considerations	S-46

PROSPECTUS	Page
About This Prospectus	1
Where You Can Find Additional Information	2
Cautionary Statement on Forward-Looking Statements	3
Consolidated Ratios of Earnings to Fixed Charges	4
The Royal Bank of Scotland N.V. and RBS Holdings N.V.	5
Use of Proceeds	6
Description of Debt Securities	7
Forms of Securities	17
The Depositary	18
Plan of Distribution (Conflicts of Interest)	20
Legal Matters	23
Experts	24
Benefit Plan Investor Considerations	25
Enforcement of Civil Liabilities	26